CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement No. 333-69491 of Hartford Life and Annuity Insurance Company Separate Account Three, on Form N-4, of our report dated April 20, 2015, relating to the statements of assets and liabilities of Hartford Life and Annuity Insurance Company Separate Account Three as of December 31, 2014, and the related statements of operations for the periods then ended, the statements of changes in net assets for each of the periods presented in the two years then ended, and the financial highlights in Note 6 for each of the periods presented in the five years then ended, appearing in the Statement of Additional Information, which is incorporated by reference in this Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
November 30, 2015

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement No. 333-69491 of Hartford Life and Annuity Insurance Company Separate Account Three, on Form N-4, of our report dated April 10, 2015, related to the statutory-basis financial statements of Hartford Life and Annuity Insurance Company as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 (which report expresses an unmodified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut), appearing in the Statement of Additional Information, which is incorporated by reference in this Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
November 30, 2015